EXHIBIT 5.1

                                   OPINION OF

                            FRANCES KATZ LEVINE, ESQ.

                               FRANCES KATZ LEVINE
                                Counselor at Law
                                 621 CLOVE ROAD
                             STATEN ISLAND, NY 10310

Member, New York and                                    Telephone (718) 981-8485
  New Jersey Bars                                        Telefax (718) 447-1153

                                                   March 22, 1999

The Tirex Corporation
740 St. Maurice
Montreal, Quebec
Canada H3C 1L5

Ladies and Gentlemen:

      You have requested my opinion as counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the selling shareholder (the "Selling Shareholder") named in the Company's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about March 24, 1999 (the "Registration Statement"), of one hundred eighty one thousand three hundred fifty three (181,353) shares of Common Stock of the Company, $.001 par value, per share, currently issued and outstanding in the names of the Selling Shareholder (the "Shares").

      I have examined the Registration Statement in the form to be filed with the Securities and Exchange Commission, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

      Based on the foregoing examination, it is my opinion, and I so advise, that the 181,353 Shares currently are, and upon sale in the manner described in the Registrant Statement will be, legally issued, fully paid and nonassessable.

      I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Frances Katz Levine
                                               ---------------------------------
                                               Frances Katz Levine